                               SHAREHOLDERS' AGREEMENT

     THIS AGREEMENT is made this 11th day of January, 1999, by and between those individuals and entities listed on Exhibit A herein collectively referred to as "Current Shareholders," and each singly referred to as a "Current Shareholder," and FIRST INTERSTATE BANCSYSTEM, INC., a Montana corporation, 401 North 31st Street, Billings, Montana 59101, herein referred to as the "Corporation."

                                W I T N E S S E T H :

     A. The Current Shareholders own common stock of the Corporation as indicated on Exhibit A, which stock, together with any additional stock hereafter acquired by each Shareholder, as herein defined, is herein referred to as the "Shares."

     B. The Current Shareholders are the owners of a majority of the Shares and desire the Shares to remain closely held in order to promote harmonious management of the Corporation's affairs.

     C. The parties are subject to a Shareholders' Agreement dated September 23, 1994 and amended September 7, 1995 which they now desire to terminate and to replace with this Agreement restricting the sale or transfer of Shares.

     NOW, THEREFORE, in consideration of the above facts and the Current Shareholders' and the Corporation's mutual promises herein, the Current Shareholders and the Corporation agree as follows:

     1. TERMINATION OF PRIOR AGREEMENT. Upon execution of this Agreement by all Current Shareholders and the Corporation, the Shareholders' Agreement dated September 23, 1994 and amended September 7, 1995, shall be terminated.

     2. DEFINITIONS. For purposes of this Agreement, the following terms have the meanings indicated:

          a. CHARITY: an organization described in Sections 170(c), 2055(a) and 2522(a) of the Internal Revenue Code of 1986 and any amendments thereto.

          b.   CHARITY SHAREHOLDER:  a Shareholder which is a Charity.

          c. ELIGIBLE RECIPIENT: a lineal descendant of Homer A. Scott, including descendant by adoption; a Spouse of a living lineal descendant of Homer A. Scott; a Charity; or an Entity.

          d. ENTITY: a corporation, limited liability company, partnership, or other entity in which, at the applicable time, each class of stock, membership interest, partnership interest, or other ownership interest is one hundred percent (100%) owned by Eligible Recipients.

          e. NON-CHARITY ELIGIBLE RECIPIENT SHAREHOLDERS: all Shareholders who are also Eligible Recipients except Charity Shareholders.

          f. PLAN: the Savings and Profit Sharing Plan for the Employees of the Corporation, as amended or supplemented from time to time, and any successor or replacement plan.

          g. REPRESENTATIVE: as established by a Shareholder, an individual or entity holding shares in a fiduciary or trust capacity, or an account, for the benefit of a Shareholder or an Eligible Recipient. The term is subject to the restrictions of paragraph 4.

          h. SHAREHOLDER: any holder of Shares governed by or received pursuant to the terms of this Agreement, including Current Shareholders.

          i. SPOUSE: a spouse by marriage through solemnization or declaration and excluding a spouse by common law marriage.

     3. RESTRICTION ON TRANSFER OR PLEDGE OF SHARES. Except as otherwise provided in this Agreement or with the written consent of the Corporation, no Shareholder shall transfer or permit to be transferred, whether voluntarily, involuntarily or by operation of law, resulting from death or otherwise, any or all of the Shares now owned or hereafter acquired by such Shareholder, and any attempted transfer in violation of this Agreement shall be void. Subject to encumbrances existing on the date of this Agreement, no Shareholder shall encumber or use any Shares as security for a loan, except upon the written consent of the Corporation.

     4.   PERMITTED TRANSFERS

          4.1 PERMITTED TRANSFER DEFINED. A Shareholder may transfer or permit the transfer of Shares to an Eligible Recipient or a Representative. If the transferee is not otherwise a Shareholder, in order for the transfer to be effective, transferor shall deliver a copy of this Agreement to transferee and shall cause said transferee to sign an acknowledgment in the form attached hereto as Exhibit B and shall deliver the signed acknowledgment to the secretary of the Corporation within ten (10) days of the transfer; provided, however, that if the transfer is to a Charity, all Shares transferred to the Charity shall be subject to the then current shareholder agreement governing Shares held by Charities (the "Charity Shareholder Agreement"), and shall no longer be subject to this Agreement. Each Charity receiving Shares must execute the Charity Shareholder Agreement or an acknowledgment of such shareholder agreement, as requested by the Corporation. Notwithstanding the foregoing, the parties acknowledge that the Board of Directors of the Corporation must approve the transfer of Shares to, and may in the aggregate limit the number of Shares which can be transferred to, the trustee of the Plan.

          4.2 BOARD APPROVED TRANSFERS. Subject to approval of the Board of Directors of the Corporation, a Shareholder may transfer or permit to be transferred Shares to a then current officer, director (including advisory directors), or employee of the Corporation or any of its subsidiaries or to the trustee of the Plan, provided, however, that such Shares shall and must become subject to the then current shareholder agreement governing Shares held by officers, directors and employees of the Corporation and its subsidiaries and shall no longer be subject to this Agreement, except that such Shares transferred to and held by the trustee of the Plan shall not be required to be restricted by any shareholder agreement. Each transferee of Shares pursuant to this paragraph, except the trustee of the Plan, shall execute the then current shareholder agreement.

     5.   PURCHASE OPTION UPON VOLUNTARY TRANSFER.

          5.1 NOTICE OF TRANSFER. If a Shareholder intends to transfer any Shares to any person other than the Corporation, an Eligible Recipient, a Representative, or the intended recipient of a transfer approved pursuant to paragraph 4.2 hereof, the Shareholder shall give written notice to the Corporation and to each remaining Non-Charity Eligible Recipient Shareholder of the intention to transfer Shares. The notice, in addition to stating the intention to transfer Shares, shall state (i) the number of Shares to be transferred, (ii) the name, business and residence address of the proposed transferee, (iii) whether or not the transfer is for a valuable consideration, and, if so, the amount of the consideration and the other terms of the sale. If the transfer is a sale, at the request of the Corporation or any remaining Non-Charity Eligible Recipient Shareholder, the Shareholder intending to transfer Shares shall demonstrate to the reasonable satisfaction of the Corporation or such remaining Non-Charity Eligible Recipient Shareholders that the intended sale is bona fide.

          5.2 PRIMARY OPTION TO PURCHASE. Within sixty (60) days after the Corporation's receipt of the notice of intention to transfer Shares, the Corporation may exercise an option to purchase all or any portion of the Shares proposed to be transferred for the price and upon the terms herein provided. The Corporation shall give written notice of its election, pursuant to the option herein, to purchase all, some, or none of the Shares proposed to be transferred to the Shareholder intending to transfer the Shares and to each remaining Non-Charity Eligible Recipient Shareholder within sixty (60) days after the Corporation's receipt of notice
of the intended transfer.   If the Corporation does not exercise its option
to purchase all or any portion of such Shares, each remaining Non-Charity Eligible Recipient Shareholder, within sixty (60) days after the date of the Corporation's notice of election pursuant to the option herein, but not more than one hundred twenty (120) days after the Shareholder's notice of intent to transfer Shares, may exercise an option to purchase that proportion of such unpurchased Shares which equals the proportion which the number of the Shares owned by each such remaining Non-Charity Eligible Recipient Shareholder at the time of the Corporation's receipt of said notice is of the total number of the Shares then owned by all such remaining Non-Charity Eligible Recipient Shareholders. The purchase option granted in this paragraph is sometimes referred to herein as the "Primary Option."

          5.3 SECONDARY OPTION TO PURCHASE. If neither the Corporation nor a Non-Charity Eligible Recipient Shareholder exercises its, his or her Primary Option to purchase all of the Shares, each other Non-Charity Eligible Recipient Shareholder who is granted and who exercises a Primary Option may, within thirty (30) days after the expiration of the one hundred twenty-day option periods provided for in paragraph 5.2 exercise an option to purchase the Shares with respect to which the Corporation or such Shareholder has failed to exercise his or her Primary Option (hereinafter the "Option Shares"). In the case of a single other Non-Charity Eligible Recipient Shareholder, his or her option shall be to purchase all of the Option Shares.
 In the case of two or more other Non-Charity Eligible Recipient Shareholders, each such other Non-Charity Eligible Recipient Shareholder's option shall be to purchase the number of the Option Shares which bears the same proportion to the total number of the Option Shares as the number of Shares owned by each such other Non-Charity Eligible Recipient Shareholder at the time of the Corporation's receipt of the notice provided for in paragraph
5.2 bears to the total number of Shares then owned by all such other Non-Charity Eligible Recipient Shareholders, provided that all such other Non-Charity Eligible Recipient Shareholders may by agreement among themselves determine the proportions in which some or all of their number may exercise the option granted in this paragraph 5.3. The Purchase Option granted by this paragraph is sometimes referred to herein as the "Secondary Option."

          5.4 PARTIAL EXERCISE OF OPTIONS PROHIBITED. The Corporation and the remaining Non-Charity Eligible Recipient Shareholders who are granted Primary or Secondary Options to purchase Shares in paragraphs 5.2 and 5.3 must in the aggregate exercise their options to purchase all of the Shares proposed to be transferred by the transferring Shareholder or forfeit their options.

     6.   PURCHASE OPTION UPON DEATH.  Upon the death of:

          a.   a Shareholder who is an individual;

          b.   a Grantor of a trust holding Shares; or

          c.   an Owner of an Individual Retirement Account, which holds Shares.

if Shares are to be transferred to any person or entity other than the Corporation, an Eligible Recipient, or a Representative, then within thirty
(30) days after death, written notice of the transfer shall be given to the Corporation and the remaining Non-Charity Eligible Recipient Shareholders by the following, as appropriate:

          a.   the personal representative of the Deceased Shareholder's estate;

          b.   the Trustee; or

          c.   the Custodian or Trustee of an Individual Retirement Account.

The Corporation or the remaining Non-Charity Eligible Recipient Shareholders within one hundred twenty (120) days after the Corporation's receipt of actual notice of the transfer in the case of a Primary Option, and within one hundred fifty (150) days after such event in the case of a Secondary Option, may exercise an option to purchase all but not less than all of the Shares so transferred in the same manner and upon the same terms as provided in paragraph 5 with respect to Shares to be transferred.

     7. PURCHASE OPTION UPON INVOLUNTARY TRANSFER. If other than by reason of a Shareholder's death, Shares are transferred by operation of law to any person other than the Corporation, an Eligible Recipient or a Representative (such as but not limited to a Shareholder's trustee in bankruptcy, a purchaser at any creditor's or court sale, or the guardian or conservator of an incompetent Shareholder), the Shareholder owning such Shares shall immediately give written notice to the Corporation and to the remaining Non-Charity Eligible Recipient Shareholders of such transfer. The Corporation or the remaining Non-Charity Eligible Recipient Shareholders within one hundred twenty (120) days of the Corporation's receipt of actual notice of the transfer in the case of a Primary Option, and within one hundred fifty (150) days of such event in the case of a Secondary Option, may exercise an option to purchase all but not less than all of the Shares so transferred in the same manner and upon the same terms as provided in paragraph 5 with respect to Shares proposed to be transferred.

     8. EXERCISE OF OPTION. The Corporation or Non-Charity Eligible Recipient Shareholders shall exercise the Options granted in paragraphs 5, 6, or 7 by delivering written notice of their exercise of the option, within the times provided in said paragraphs, to the Shareholder in the case of a paragraph 5 option, to the individuals indicated in paragraph 6 in the case of a paragraph 6 option, to the transferee in the case of a paragraph 7 option, and to the Corporation in all cases.

     9. EFFECT OF NON-EXERCISE OF OPTIONS. If the purchase options granted in paragraphs 5, 6, and 7 are forfeited or not exercised in compliance with the terms of this Agreement, then the Shares to which the option applied shall be unrestricted and no longer subject to the terms of this Agreement.

     10.  CHANGE OF ENTITY OWNERSHIP.  If a Shareholder is an Entity:

          a. any intended change in ownership of the Entity which will result in the Entity no longer being an Eligible Recipient Shareholder, shall constitute a transfer of Shares governed by paragraph 5;

          b. any change in ownership of the Entity as a result of death which results in the Entity no longer being an Eligible Recipient
Shareholder, shall constitute a transfer of Shares governed by paragraph 6;

          c. any change in ownership of the Entity as a result of an involuntary transfer that results in the Entity no longer being an Eligible Recipient Shareholder, shall constitute a transfer of Shares governed by paragraph 7.

     11. PURCHASE OPTION FOR SHARES HELD BY CHARITY SHAREHOLDER. All Shares transferred to or held by a Charity shall be subject to an option by the Corporation to purchase any or all of such Shares at any time, as set forth in the Charity Shareholder Agreement.

     12. THE PURCHASE PRICE. The purchase price for each Share purchased pursuant to any of the options granted in this Agreement shall be the appraised value of a minority Share as stated in the most recent quarterly appraisal of Shares available to the Corporation on the date of closing; except, however, in the case of a purchase of Shares under paragraph 5 of this Agreement, if the price, if any, offered by the proposed transferee is less than the purchase price hereunder, the price offered by the proposed transferee shall be the price of the Shares to be purchased under this Agreement. The Corporation's Shares shall be appraised as of the last day of each calendar quarter by an unaffiliated firm qualified to make such an appraisal, as determined by the Corporation. The expense of determining the appraised value shall be borne by the Corporation. An appraisal of the Shares delivered to any department, division, or subsidiary of the Corporation may be utilized under this paragraph.

     The Corporation may, at its option, withhold any amount that the Shareholder owes the Corporation or its subsidiaries from the amount of the Purchase Price payable to Shareholder and apply said amount to such indebtedness.

     13.  PAYMENT OF THE PURCHASE PRICE.

          13.1 PAYMENT TERMS. The purchase price for Shares purchased pursuant to any of the options granted in this Agreement shall be paid in cash at closing; except, however, in the event of a sale to the Corporation, the Corporation may elect to pay the purchase price in installments as follows:

          (a)  25% of the purchase price at the closing; and

          (b) The balance of the purchase price in three (3) equal consecutive annual amortized installments, including interest at a fixed annual rate at the date of closing equal to the 5 year Treasury Note rate at the date of closing, plus one percent, the first installment to be paid one year after the closing, and the remaining installments each year thereafter.

          13.2 PROMISSORY NOTE ON DEFERRED PORTION. The deferred portion of the purchase price, if any, shall be evidenced by the promissory note of the Corporation made payable to the order of the selling party. The note shall be unsecured and shall be in substantially the form of that set forth in Exhibit C.

          13.3 LIFE INSURANCE BENEFITS. Notwithstanding paragraph 13.1, if, pursuant to paragraph 18 and Exhibit D herein, the Corporation is the owner and beneficiary of insurance on the life of a deceased Shareholder from whose estate the Corporation is purchasing Shares, an amount equal to the death benefits payable to the beneficiary under the policy or policies shall be paid by the Corporation in cash to the estate of the deceased Shareholder on account of the purchase price of the Shares and only the balance, if any, may be deferred as provided in paragraph 13.1. If the insurance proceeds exceed the purchase price of the Shares, the excess shall be the property of the Corporation.

     14.  THE CLOSING.

          14.1 TIME AND PLACE. Unless otherwise agreed by the parties, the closing of the sale and purchase of Shares, as provided in this Agreement, shall take place at the general offices of the Corporation. In the case of a purchase of Shares from a deceased Shareholder's estate under paragraph 6, the closing shall take place within one hundred forty (140) days after death.
 In the case of a purchase of Shares under paragraphs 5, 7, or 11, the closing shall take place ten (10) days after the delivery to the selling party of written notice by the purchasing party of its exercise of the option to purchase the selling party's Shares.

          14.2 DOCUMENTS. At the closing of the sale and purchase, the selling and purchasing parties shall execute and immediately deliver to each other the various documents which shall be required to carry out their undertakings hereunder, including but not limited to the payment of cash, the execution and delivery of notes and the assignment and delivery of stock certificates free and clear of all taxes, debts, claims, judgments, liens or encumbrances whatsoever.

     15. LEGEND ON CERTIFICATES. All Shares now or hereafter owned by the Shareholders shall be subject to the provisions of this Agreement and each Shareholder, and his or her transferee or successor agrees that the certificates representing same shall bear the following legend reciting the existence of the Agreement:

     The sale, transfer or encumbrance of Shares represented by this certificate is subject to an agreement, restricting transfer or acquisition of the shares. A copy of the agreement is on file in the office of the secretary of the Corporation. Any transfer or acquisition in violation of the agreement is null and void.

Upon the execution of this Agreement, the Current Shareholders shall immediately temporarily surrender their stock certificates to the Corporation and the Corporation shall cause the above legend to be placed thereupon before returning the certificates.

     16. REISSUED SHARES. The Corporation shall have the right to substitute or reissue stock in exchange for the Shares in the event of merger, consolidation, name change, sale, spin off or other corporate reorganization as long as said corporate action does not result in the Corporation's stock being publicly traded, in which event this Agreement shall automatically terminate. Substituted or reissued stock shall be subject to the terms of this Agreement.

     17.  TERMINATION.

          17.1 EVENTS CAUSING TERMINATION. This Agreement and all restrictions on stock transfers created hereby shall be effective as of the date hereof and shall terminate on the occurrence of the bankruptcy, receivership or dissolution of the Corporation, or on the execution of a written instrument by the Corporation and the parties who then own Shares subject to this Agreement which terminates the same.

          17.2 SURVIVAL OF RIGHTS AND REMEDIES. The termination of this Agreement for any reason shall not affect any right or remedy existing hereunder prior to the effective date of termination hereof.

     18. INSURANCE ON SHAREHOLDERS' LIVES. The Corporation may insure or partially insure the purchase options stated in paragraph 6. The Corporation has purchased and become the owner and beneficiary of insurance policies on the lives of the Shareholders listed on Exhibit D hereto (the "Policies"). The Corporation shall be obligated to continue the Policies in force during the term of this Agreement. If the Corporation fails to make premium payments necessary to keep the Policies in force, the insured Shareholder shall have the right to pay the premiums, and the Corporation shall be obligated to reimburse such Shareholder on demand. All such payments by an insured Shareholder shall bear interest at the maximum legal rate in effect on the date of payment.

The Corporation may also purchase and become the owner and beneficiary of and may, but shall not be obligated to continue in force, from time to time, insurance policies on the lives of other Shareholders and additional policies on the lives of those individuals listed in Exhibit D. Insurance proceeds received by the Corporation pursuant to this paragraph shall not be subject to the provisions of paragraph 13.3.

     19.  GENERAL PROVISIONS.

          19.1 REMEDIES. The parties agree that they will not have an adequate remedy at law for the breach of this Agreement because, among other reasons, the Shares cannot readily be purchased or sold on the open market. The parties shall have available for any breach of this Agreement the remedies of specific performance and injunctive relief, together with all other remedies at law or in equity. No waiver of, or forbearance to enforce any right or provision hereof shall be binding unless in writing and signed by the party to be bound, and no such waiver or forbearance in any instance shall apply to any other instance or any other right or provision.

          19.2 AMENDMENT. This Agreement shall not be modified, amended or changed except by written document executed by the Corporation and by Shareholders owning at least 80% of the Shares subject to this Agreement.

          19.3 GOVERNING LAW. This Agreement shall be governed for all purposes by the laws of the State of Montana.

          19.4 SEVERABILITY. Each term and provision of this Agreement is intended to be enforced to the maximum extent permitted by applicable law.
If any term or provision of this Agreement or the applicability thereof to any person or circumstances, shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and shall continue in full force and effect.

          19.5 NOTICES. All notices provided for by this Agreement shall be in writing and shall be given either: (1) by actual delivery of the notice into the hands of the parties thereunto entitled; or (2) by mailing the notice in the U.S. mail to the last known address of the party entitled thereto, certified mail, return receipt requested. The notice shall be deemed to be received in case (1) on the date of its actual receipt by a party, and in case (2) on the date of its mailing. Any notice to be given by a Shareholder shall be given on the form of notice attached hereto as Exhibit E.

          19.6 BINDING EFFECT. This Agreement is binding upon and inures to the benefit of the Corporation and the Shareholders and their respective heirs, personal representatives, successors and assigns, and the Shareholders by the signing hereof direct his or her personal representatives to open their estates promptly in the court of proper jurisdiction and execute, procure and deliver all documents, including, but not limited to appropriate orders of such court and estate and inheritance tax waivers, as shall be required to effectuate the purposes of this Agreement.

          19.7  TIME.  Time shall be of the essence of this Agreement.

          19.8 HEADINGS. The headings used herein are for convenience only, and shall not be construed as a part of this Agreement or as a limitation on the scope of the particular paragraphs to which they refer.

          19.9 ENTIRE AGREEMENT. This Agreement contains the entire agreement and understanding of the parties, and supersedes any and all prior negotiations and understandings, and in particular supersedes the terms and conditions of that certain Shareholders' Agreement dated September 23, 1994, and amended September 7, 1995.

          19.10 COUNTERPART SIGNATURES. This Agreement may be executed in counterparts which together shall constitute one original.

     IN WITNESS WHEREOF, the parties have executed this Agreement effective on the date set forth on page 1.

                                   FIRST INTERSTATE BANCSYSTEM,
                                        INC.

                                   By /s/ Thomas W. Scott
                                      --------------------------------
                                      Thomas W. Scott, President


Attest:


/s/ Terrill R. Moore
---------------------------------
Terrill R. Moore, Secretary

                                             "CORPORATION"





DAN S. SCOTT TRUST

/s/ Dan S. Scott                              Date December 16, 1998
---------------------------------                  -------------------------
Dan S. Scott, Trustee


NBAR5 LIMITED PARTNERSHIP

/s/ Randy Scott                               Date October 29, 1998
---------------------------------                  -------------------------
General Partner


NBAR5 A

/s/ Dan S. Scott                              Date December 16, 1998
---------------------------------                  -------------------------
Managing Partner


NBAR5 K

/s/ Dan S. Scott                              Date December 16, 1998
---------------------------------                  -------------------------
Managing Partner

NBAR5 O

/s/ Dan S. Scott                              Date December 16, 1998
---------------------------------                  -------------------------
Managing Partner


NBAR5 S

/s/ Dan S. Scott                              Date December 16, 1998
---------------------------------                  -------------------------
Managing Partner


NBAR5 T

/s/ Dan S. Scott                              Date December 16, 1998
---------------------------------                  -------------------------
Managing Partner


JEANNE I. SCOTT TRUST

/s/ Jeanne I. Scott                           Date December 16, 1998
---------------------------------                  -------------------------
Jeanne I. Scott Trust, By First
Interstate - Wyoming, Trustee
For Jeanne I. Scott

By /s/ Dick Fellows                           Date December 16, 1998
---------------------------------                  -------------------------
Senior Vice President, First
Interstate Bank, Trustee


RANDALL ISHAM SCOTT TRUST

/s/ Randall Isham Scott                       Date October 29, 1998
---------------------------------                  -------------------------
Randall Isham Scott Trust, as
Beneficial Owner, Randall
Isham Scott Trust

By /s/ Dick Fellows                           Date December 16, 1998
---------------------------------                  -------------------------
Senior Vice President, First
Interstate Bank, Co-Trustee


LYNETTE E. SCOTT REVOCABLE TRUST

/s/ Lynette E. Scott                          Date December 2, 1998
---------------------------------                  -------------------------
Lynette E. Scott as Trustee of
The Lynette E. Scott Revocable
Trust dated 1/3/94

RONALD NOEL SCOTT TRUST

/s/ Ronald Noel Scott                         Date December 16, 1998
---------------------------------                  -------------------------
Ronald Noel Scott Trust, by First
Interstate Bank - Wyoming, Co-
Trustees

By /s/ Dick Fellows                           Date December 16, 1998
---------------------------------                  -------------------------
Senior Vice President, First
Interstate Bank, Co-Trustee

By /s/ Homer Scott, Jr.                       Date December 16, 1998
---------------------------------                  -------------------------
Chairman, First Interstate Bank,
Co-Trustee


RIKI RAE SCOTT DAVIDSON TRUST

/s/ Riki Davidson                             Date December 1, 1998
---------------------------------                  -------------------------
Riki Rae Scott Davidson, as
Beneficial Owner of Riki Rae
Scott Davidson Trust

By /s/ Dick Fellows                           Date December 16, 1998
---------------------------------                  -------------------------
Senior Vice President, First
Interstate Bank, Co-Trustee

By /s/ Homer Scott, Jr.                       Date December 16, 1998
---------------------------------                  -------------------------
Chairman, First Interstate Bank,
Co-Trustee


RISA KAE SCOTT BROWN TRUST

/s/ Homer A. Scott, Jr.                       Date December 1, 1998
---------------------------------                  -------------------------
Homer A. Scott, Jr., Co-Trustee
for Risa Kae Scott Brown, by
First Interstate - Wyoming, Co-
Trustee under a trust agreement
Dated 7/30/78

By /s/ Robert L. Leibrich                     Date December 1, 1998
---------------------------------                  -------------------------
Robert L. Leibrich
Vice President

RAE ANN SCOTT TRUST

/s/ Homer A. Scott, Jr.                       Date December 1, 1998
---------------------------------                  -------------------------
Homer A. Scott, Jr., Co-Trustee
for Rae Ann Scott, by
First Interstate - Wyoming, Co-
Trustee under a trust agreement
Dated 9/18/80

By /s/ Robert L. Leibrich                     Date December 1, 1998
---------------------------------                  -------------------------
Robert L. Leibrich
Vice President


HOMER SCOTT, JR. TRUST

/s/ Homer Scott, Jr.                          Date November 4, 1998
---------------------------------                  -------------------------
Homer Scott, Jr. as Beneficial
Owner of Homer Scott, Jr. Trust

By /s/ Dick Fellows                           Date December 16, 1998
---------------------------------                  -------------------------
Senior Vice President, First
Interstate Bank, Co-Trustee


HOMER SCOTT, JR. CHARITABLE
REMAINDER UNITRUST

By /s/ Robert L. Leibrich                     Date November 4, 1998
---------------------------------                  -------------------------
Vice President, First Interstate
Bank - Wyoming, Trustee


JANET E. SCOTT TRUST

/s/ Janet E. Scott                            Date November 5, 1998
---------------------------------                  -------------------------
Janet E. Scott as Beneficial
Owner of Janet E. Scott Trust
under trust agreement dated
1/7/83

By /s/ Dick Fellows                           Date December 16, 1998
---------------------------------                  -------------------------
Senior Vice President, First
Interstate Bank, Co-Trustee

SUSAN ELIZABETH SCOTT BAKER TRUST

/s/ Susan Elizabeth Scott Baker               Date November 5, 1998
---------------------------------                  -------------------------
Susan Elizabeth Scott Baker as
Beneficial Owner of Susan Elizabeth
Scott Baker Trust under trust
agreement dated 2/14/76

By /s/ Dick Fellows                           Date December 16, 1998
---------------------------------                  -------------------------
Senior Vice President, First
Interstate Bank - Trustee


JAMES MARSHALL SCOTT TRUST

By /s/ Robert L. Leibrich                     Date  November 5, 1998
---------------------------------                  -------------------------
Vice President, First Interstate
Bank - Wyoming, Trustee


HOMER ROLLINS SCOTT TRUST

By /s/ Robert L. Leibrich                     Date  November 5, 1998
---------------------------------                  -------------------------
Vice President, First Interstate
Bank - Wyoming, Trustee


SANDRA ARLENE SCOTT SUZOR TRUST

By /s/ Robert L. Leibrich                     Date  November 5, 1998
---------------------------------                  -------------------------
Vice President, First Interstate
Bank - Wyoming, Trustee


SARA E. SUZOR
By First Interstate Bank - Wyoming,
Custodian for Sara E. Suzor, Wugma

By /s/ Robert L. Leibrich                     Date November 4, 1998
---------------------------------                  -------------------------
Vice President, First Interstate
Bank - Wyoming


SAMUEL MOISE SUZOR
By First Interstate Bank - Wyoming,
Custodian for Samuel Moise Suzor,
Wugma

By /s/ Robert L. Leibrich                     Date November 4, 1998
---------------------------------                  -------------------------
Vice President, First Interstate
Bank - Wyoming

BAYLEE MAE BAKER SECTION 2503(c)
TRUST

By /s/ Robert L. Leibrich                     Date  November 4, 1998
---------------------------------                  -------------------------
Vice President, First Interstate
Bank - Wyoming, Trustee


BREKKEN ARLENE BAKER SECTION 2503(c)
TRUST

By /s/ Robert L. Leibrich                     Date  November 4, 1998
---------------------------------                  -------------------------
Vice President, First Interstate
Bank - Wyoming, Trustee


BLAKE SCOTT BAKER SECTION 2503(c)
TRUST

By /s/ Robert L. Leibrich                     Date  November 4, 1998
---------------------------------                  -------------------------
Vice President, First Interstate
Bank - Wyoming, Trustee


THOMAS W. SCOTT

/s/ Thomas W. Scott                           Date  November 16, 1998
---------------------------------                  -------------------------
Thomas W. Scott


JOAN SCOTT

/s/ Joan Scott                                Date  November 16, 1998
---------------------------------                  -------------------------
Joan Scott


JULIE SCOTT ASLAKSON TRUST

/s/ Julie Scott Aslakson                      Date  November 18, 1998
---------------------------------                  -------------------------
Julie Scott Aslakson as
Beneficial Owner, Julie Scott
Aslakson Trust

By /s/ Dick Fellows                           Date  December 16, 1998
---------------------------------                  -------------------------
Senior Vice President, First
Interstate Bank, Co-Trustee

JONATHAN R. SCOTT TRUST

/s/ Jon R. Scott                              Date  October 29, 1998
---------------------------------                  -------------------------
Jonathan Rodney Scott as
Beneficial Owner, Jonathan
Rodney Scott Trust

By /s/ Dick Fellows                           Date  December 16, 1998
---------------------------------                  -------------------------
Senior Vice President, First
Interstate Bank, Co-Trustee


SUSAN SCOTT HEYNEMAN REVOCABLE
TRUST

/s/ Susan Scott Heyneman                      Date  November 1, 1998
---------------------------------                  -------------------------
Susan Scott Heyneman as
Beneficial Owner, Susan Scott
Heyneman Revocable Trust

By /s/ Dick Fellows                           Date  December 16, 1998
---------------------------------                  -------------------------
Senior Vice President, First
Interstate Bank, Trustee


TOWANDA INVESTMENTS LIMITED
PARTNERSHIP

/s/ John M. Heyneman, Jr.                     Date  November 19, 1998
---------------------------------                  -------------------------
Towanda Investments Limited
Partnership, John M. Heyenman,
Jr., Managing Partner


JOHN M. HEYNEMAN

/s/ John M. Heyneman                          Date  November 1, 1998
---------------------------------                  -------------------------
John M. Heyneman


JOHN M. HEYNEMAN, JR. TRUST

/s/ John M. Heyneman, Jr.                     Date  November 19, 1998
---------------------------------                  -------------------------
John M. Heyneman, Jr., as
Beneficial Owner, John M.
Heyneman, Jr. Trust

By /s/ Dick Fellows                           Date December 16, 1998
---------------------------------                  -------------------------
Senior Vice President, First
Interstate Bank, Co-Trustee

THOMAS S. HEYNEMAN

/s/ Thomas S. Heyneman                        Date  November 5, 1998
---------------------------------                  -------------------------
Thomas S. Heyneman


THOMAS S. HEYNEMAN
CUSTODIAN FOR JACOB RYAN
HEYNEMAN UNDER UTMA

By /s/ Thomas S. Heyneman                     Date  November 5, 1998
---------------------------------                  -------------------------
Custodian for Jacob Heyneman


THOMAS S. HEYNEMAN
CUSTODIAN FOR SPENCER
HEYNEMAN UNDER UTMA

By /s/ Thomas S. Heyneman                     Date  November 5, 1998
---------------------------------                  -------------------------
Custodian for Spencer Heyneman



THOMAS S. HEYNEMAN TRUST

/s/ Thomas S. Heyneman                        Date  November 5, 1998
---------------------------------                  -------------------------
Thomas Scott Heyneman as
Beneficial Owner, Thomas
Scott Heyneman Trust

By /s/ Dick Fellows                           Date  December 16, 1998
---------------------------------                  -------------------------
Senior Vice President, First
Interstate Bank, Co-Trustee


CHARLES MATTHEW HEYNEMAN

/s/ Charles Matthew Heyneman                  Date  November 19, 1998
---------------------------------                  -------------------------
Charles Matthew Heyneman


CHARLES MATTHEW HEYNEMAN TRUST

/s/ Charles Matthew Heyneman                  Date  November 19, 1998
---------------------------------                  -------------------------
Charles Matthew Heyneman, as
Beneficial Owner, Charles Matthew
Heyneman Trust

By /s/ Dick Fellows                           Date  December 16, 1998
---------------------------------                  -------------------------
Senior Vice President, First
Interstate Bank, Co-Trustee

ALEXANDER PAUL HEYNEMAN

/s/ Alexander Paul Heyneman                   Date  November 1, 1998
---------------------------------                  -------------------------
Alexander Paul Heyneman


ALEXANDER PAUL HEYNEMAN TRUST

/s/ Alexander Paul Heyneman                   Date  November 1, 1998
---------------------------------                  -------------------------
Alexander Paul Heyneman, as
Beneficial Owner, Alexander
Paul Heyneman Trust

By /s/ Dick Fellows                           Date  December 16, 1998
---------------------------------                  -------------------------
Senior Vice President, First
Interstate Bank, Co-Trustee


ALEXANDER PAUL HEYNEMAN
CUSTODIAN, ALEXANDER PAUL
HEYNEMAN, JR. UNDER UTMA

By /s/ Alexander Paul Heyneman                Date  November 1, 1998
---------------------------------                  -------------------------


ALEXANDER PAUL HEYNEMAN
CUSTODIAN, ALLISON HEYNEMAN
UNDER UTMA

By /s/ Alexander Paul Heyneman                Date  November 1, 1998
---------------------------------                  -------------------------


ALEXANDER PAUL HEYNEMAN
CUSTODIAN, ANDREA HEYNEMAN
UNDER UTMA

By /s/ Alexander Paul Heyneman                Date  November 1, 1998
---------------------------------                  -------------------------


H. C. ARIN WADDELL

/s/ H. C. Arin Waddell                        Date  November 4, 1998
---------------------------------                  -------------------------
H. C. Arin Waddell

JAMES R. SCOTT, CONSERVATOR
ESTATE OF JAMES F. HEYNEMAN

By /s/ James R. Scott                         Date  November 15, 1998
---------------------------------                  -------------------------
James R. Scott

By /s/ Dick Fellows                           Date  December 16, 1998
---------------------------------                  -------------------------
Senior Vice President, First
Interstate Bank as Co-Trustee for
The James F. Heyneman Trust


JAMES R. SCOTT TRUST

/s/ James R. Scott                            Date  November 15, 1998
---------------------------------                  -------------------------
James R. Scott as Beneficial
Owner, James R. Scott Trust


J. S. INVESTMENTS LIMITED
PARTNERSHIP

/s/ James R. Scott                            Date  November 15, 1998
---------------------------------                  -------------------------
J. S. Investments Limited
Partnership by James R. Scott,
General Partner


JAMES SCOTT, JR.

/s/ James Scott, Jr.                          Date  November 15, 1998
---------------------------------                  -------------------------
James R. Scott, Jr.


COURTNEY L. SCOTT

By /s/ Christine M. Scott                     Date  November 15, 1998
---------------------------------                  -------------------------
Christine M. Scott as Custodian
For Courtney L. Scott under
MT Uniform Gifts to Minors Act


DANA ALEXANDRA SCOTT

By /s/ Christine M. Scott                     Date  November 15, 1998
---------------------------------                  -------------------------
Christine M. Scott as Custodian
For Dana Alexandra Scott under
MT Uniform Gifts to Minors Act